Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 26, 2025, relating to the financial statements and financial highlights of MUSQ Global Music Industry Index ETF (formerly, MUSQ Global Music Industry ETF), a series of Exchange Traded Concepts Trust, which are included in Form N-CSR for the year ended April 30, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Cleveland, Ohio
August 25, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 26, 2025, relating to the financial statements and financial highlights of ROBO Global® Healthcare Technology and Innovation ETF, ROBO Global® Robotics and Automation Index ETF, and ROBO Global® Artificial Intelligence ETF, each a series of Exchange Traded Concepts Trust, which are included in Form N-CSR for the year ended April 30, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 25, 2025